CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(2)
5.75% Senior Notes due 2017	$175,000,000	106.00%	$185,500,000	$25,302.20

(1)	The information in this Calculation of Registration Fee Table updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-174164), originally filed with the Commission on May 13, 2011.

(2)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and shall be paid on a deferred basis in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)2
Registration No. 333-174164

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2011)

$175,000,000

Centene Corporation

5.75% Senior Notes due 2017

This is an offering by Centene Corporation of an aggregate principal amount of $175,000,000 of 5.75% senior notes due 2017, which we refer to as the “new notes.” The new notes are being offered as additional notes under an indenture pursuant to which we previously issued $250,000,000 aggregate principal amount of 5.75% senior notes due 2017. The $250,000,000 5.75% senior notes due 2017 that we previously issued are referred to herein as the “existing notes.” As used herein, the term “notes” refers to both the new notes and the existing notes. The new notes will be treated as a single series with the existing notes under the indenture and will have the same terms as the existing notes. The new notes and the existing notes will vote as one class under the indenture governing the notes. Immediately after giving effect to the issuance of the new notes offered hereby, we will have $425,000,000 aggregate principal amount of our 5.75% senior notes due 2017 outstanding. We will pay interest on the notes on June 1 and December 1 of each year, commencing, with respect to the new notes, on December 1, 2012. The notes will mature on June 1, 2017.

We may redeem the notes at any time, in whole or in part, at a price equal to 100% of the principal amount of the notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium. If we undergo a change of control under certain circumstances, we may be required to offer to purchase the notes from holders at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt and will be senior in right of payment to all of our existing and future subordinated debt. The notes are not guaranteed by any of our subsidiaries and are only required to be guaranteed by any of our subsidiaries in limited circumstances in the future. As a result, the notes are effectively subordinated to any obligations of our subsidiaries, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities. The notes are effectively junior to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations.

Investing in the new notes involves risks. See “Risk Factors” beginning on page S-7. Before investing in the new notes, you should also consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2012.

	Per New Note	Total
Price to the public(1)	106.00%	$185,500,000
Underwriting discounts and commissions	1.75%	$3,062,500
Proceeds to us (before expenses)	104.25%	$182,437,500

(1)	Plus accrued interest from June 1, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays, on behalf of the underwriters, expects to deliver the new notes offered hereby to purchasers in book-entry form on or about November 7, 2012.

Joint Book-Running Managers

Barclays	Wells Fargo Securities

Co-Managers

Allen & Company LLC	Fifth Third Securities, Inc.	SunTrust Robinson Humphrey	US Bancorp

Prospectus Supplement dated November 2, 2012

You should read this document together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the notes we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the new notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Incorporation By Reference,” before investing in the new notes.

Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries.

INDUSTRY AND MARKET DATA

Throughout this prospectus supplement and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with state regulators and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed under the symbol “CNC” and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.centene.com. However, the information on our Internet site is not a part of this prospectus supplement or any prospectus.

This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the notes pursuant to this prospectus supplement (SEC File No. 001-31826). The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 21, 2012;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on April 24, 2012, July 24, 2012 and October 23, 2012, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2012, April 9, 2012, April 26, 2012, October 17, 2012 and November 2, 2012; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 9, 2012.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus supplement, at no charge upon written or oral request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this prospectus supplement and the accompanying prospectus are forward-looking statements. We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “should,” “can,” “continue” and other similar words or expressions in connection with, among other things, any discussion of future operating or financial performance. In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, investments and the adequacy of our available cash resources. We caution you that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this filing. Actual results may differ from projections or estimates due to a variety of important factors, including:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses;

•	competition;

•	membership and revenue projections;

•	timing of regulatory contract approval;

•	changes in healthcare practices;

•

changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder;

•	inflation;

•	provider contract changes;

•	new technologies;

•	reduction in provider payments by governmental payors;

•	major epidemics;

•	disasters and numerous other factors affecting the delivery and cost of healthcare;

•	the expiration, cancellation or suspension of our Medicaid managed care contracts by state governments;

•	availability of debt and equity financing, on terms that are favorable to us; and

•	general economic and market conditions.

The risk factors set forth or incorporated by reference in the section entitled “Risk Factors” contain a further discussion of these and other important factors that could cause actual results to differ from expectations. We disclaim any current intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Due to these important factors and risks, we cannot give assurances with respect to our future premium levels or our ability to control our future medical costs.

S-iv

SUMMARY

This summary highlights information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of Notes” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Centene Corporation

We are a diversified, multi-line healthcare enterprise operating in two segments: Medicaid Managed Care and Specialty Services. Our Medicaid Managed Care segment provides Medicaid and Medicaid-related health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children’s Health Insurance Program, or CHIP, Foster Care, Medicare Special Needs Plans and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD. Our health plans in Florida, Georgia, Illinois, Indiana, Keutucky, Louisiana, Mississippi, Missouri, Ohio, South Carolina, Texas, Washington and Wisconsin are included in the Medicaid Managed Care segment. As of September 30, 2012, Medicaid accounted for 78% of our at-risk membership, while CHIP (also including Foster Care) and ABD (also including Medicare) accounted for 9% and 12%, respectively. Hybrid programs represent the remaining 1% at-risk membership. Our Specialty Services segment offers products for behavioral health, care management software, health insurance exchanges, individual health insurance, life and health management, long-term care programs, managed vision, telehealth services, and pharmacy benefits management to state programs, healthcare organizations, employer groups and other commercial organizations, as well as to our own subsidiaries. Our health plans in Arizona, operated by our long-term care company, and Massachusetts, operated by our individual health insurance provider, are also included in the Specialty Services segment.

Our at-risk managed care membership totaled approximately 2.5 million as of September 30, 2012. For the year ended December 31, 2011, our revenues and net earnings from continuing operations were $5.3 billion and $111.2 million, respectively, and our total cash flow from operations was $261.7 million. For the nine months ended September 30, 2012 our revenues, net loss from continuing operations and cash flow from operations were $6.3 billion, $7.2 million and $307.3 million, respectively.

We provide member focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. We also provide education and outreach, programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach to managing our health plans, including provider and member services, enables us to provide accessible, quality, culturally sensitive healthcare coverage to our communities. Our health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our corporate office is located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477. Our common stock is publicly traded on the NYSE under the ticker symbol “CNC.”

The Offering

The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes” for a more detailed description of the terms and conditions of the notes. In this section “The Offering,” the “Company,” “we,” “our,” or “us” refers only to Centene Corporation and not any of its subsidiaries.

Issuer	Centene Corporation.

Securities Offered	$175,000,000 aggregate principal amount of 5.75% senior notes due 2017.

The new notes are being offered as additional notes under the indenture pursuant to which we previously issued the existing notes. The new notes will be treated as a single series with the existing notes under the indenture and will have the same terms as the existing notes. The new notes and the existing notes will vote as one class under the indenture governing the notes.

Maturity Date	The notes will mature on June 1, 2017.

Interest Rate	The notes bear interest at a rate equal to 5.75% per annum. Interest on the new notes will be deemed to have accrued from June 1, 2012.

Interest Payment Dates	Interest on the notes will be payable semi-annually on June 1 and December 1 of each year, beginning, with respect to the new notes, on December 1, 2012.

Ranking	The notes are our senior unsecured obligations and:

•	rank senior in right of payment to any of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the notes;

•	rank equally in right of payment with all our existing and future unsubordinated obligations;

•	rank effectively subordinate to our subsidiaries’ liabilities; and

•	rank effectively subordinate in right of payment to any existing or future secured obligations to the extent of the value of the assets securing such obligations.

As of September 30, 2012, on an as adjusted basis after giving effect to this offering and the application of the proceeds thereof and the repayment of $40.0 million of borrowings under our revolving credit facility (our “Revolving Credit Facility”) subsequent to September 30, 2012, we had $425.0 million of senior debt outstanding and approximately $35.6 million issued and undrawn letters of credit, and our subsidiaries had $1,369.0 million of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities (excluding intercompany liabilities). As of November 1, 2012, we have $350.0 million of available and undrawn borrowings under our Revolving Credit Facility (with an uncommitted option to increase our Revolving Credit Facility to up to $400.0 million). The outstanding letters of credit referenced above are not part of our Revolving Credit Facility.

Optional Redemption	We may redeem the notes, in whole or in part, at any time at a price equal to 100% of the principal amount of the notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium. See “Description of Notes—Optional Redemption.”

Change of Control	If we experience specific kinds of changes of control, we will make an offer to purchase all of the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture that governs the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	sell assets, including capital stock of restricted subsidiaries;

•	create certain liens;

•	incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments, in the case of our subsidiaries, guarantee indebtedness;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	merge or consolidate with other entities.

These covenants are subject to important exceptions and qualifications, that are described under the headings “Description of Notes—Certain Covenants” and “Description of Notes—Repurchase at the Option of Holders” in this prospectus supplement. In addition, following the first day the notes have an investment grade rating from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc., subject to certain conditions, we and our restricted subsidiaries will no longer be subject to certain of these covenants. See “Description of Notes—Certain Covenants—Covenant Termination.”

Form and Denomination	The new notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, primarily including the funding of statutory capital. See “Use of Proceeds.”

Risk Factors	Investing in the new notes involves substantial risks. You should carefully consider the risks described under the heading “Risk Factors” in addition to the other information contained in this prospectus supplement and the documents incorporated by reference herein before making an investment in the new notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

For additional information regarding the notes, see the “Description of Notes” section of this prospectus supplement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following sets forth our summary historical consolidated financial information for the periods presented. The following information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and the related notes, which appear in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which have been incorporated herein by reference. The assets, liabilities and results of operations of University Health Plans have been classified as discontinued operations for all periods presented. We have derived the statement of operations data for the 2009, 2010 and 2011 fiscal years and the balance sheet data as of December 31, 2009, 2010 and 2011, from our audited financial statements, which are incorporated by reference into this prospectus supplement. We have derived the statement of operations data for the nine months ended September 30, 2011 and September 30, 2012, and the balance sheet data as of September 30, 2012, from our unaudited interim financial statements, which are incorporated by reference into this prospectus supplement. Our unaudited interim financial statements were prepared on the same basis as the audited annual financial statements, and, in the opinion of management, include all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of the results to be expected for an entire year, and our historical results for any prior period are not necessarily indicative of results to be expected for any future period.

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
	(In thousands)
Statement of Operations Data:
Revenues:
Premium	$3,786,525	$4,192,172	$5,077,242	$3,640,829	$5,853,469
Service	91,758	91,661	103,765	81,629	84,062

Premium and service revenues	3,878,283	4,283,833	5,181,007	3,722,458	5,937,531
Premium tax	224,581	164,490	159,575	110,948	333,484

Total revenues	4,102,864	4,448,323	5,340,582	3,833,406	6,271,015

Expenses:
Medical costs	3,230,131	3,584,452	4,324,746	3,091,007	5,370,080
Cost of services	60,789	63,919	78,114	60,717	66,897
General and administrative expenses	447,921	477,765	587,004	427,067	512,322
Premium tax expense	225,888	165,118	160,394	111,668	333,872
Impairment loss	—	—	—	—	28,033

Total operating expenses	3,964,729	4,291,254	5,150,258	3,690,459	6,311,204

Earnings (loss) from operations	138,135	157,069	190,324	142,947	(40,189)
Other income (expense):
Investment and other income	15,691	15,205	13,369	9,379	32,580
Debt extinguishment costs	—	—	(8,488)	(8,488)	—
Interest expense	(16,318)	(17,992)	(20,320)	(15,523)	(14,393)

Earnings (loss) from continuing operations, before income tax expense (benefit)	137,508	154,282	174,885	128,315	(22,002)
Income tax expense (benefit)	48,841	59,900	66,522	49,216	(6,068)

Earnings (loss) from continuing operations, net of income tax expense (benefit)	88,667	94,382	108,363	79,099	(15,934)
Discontinued operations, net of income tax (benefit) expense of $(1,204), $4,388, $0, $0 and $0, respectively	(2,422)	3,889	—	—	—

Net earnings (loss)	86,245	98,271	108,363	79,099	(15,934)
Noncontrolling interest	2,574	3,435	(2,855)	(2,007)	(8,732)

Net earnings (loss) attributable to Centene Corporation	$83,671	$94,836	$111,218	$81,106	$(7,202)
Amounts attributable to Centene Corporation common shareholders
Earnings (loss) from continuing operations, net of income tax expense (benefit)	$86,093	$90,947	$111,218	$81,106	$(7,202)
Discontinued operations, net of income tax (benefit) expense	(2,422)	3,889	—	—	—

Net earnings (loss)	$83,671	$94,836	$111,218	$81,106	$(7,202)

	As of December 31,			As of September 30, 2012
	2009	2010	2011
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$400,951	$434,166	$573,698	$796,621
Investments and restricted deposits	585,183	639,983	663,457	733,143
Total assets	1,702,364	1,943,882	2,190,336	2,690,936
Medical claims liability	470,932	456,765	607,985	919,032
Long-term debt	307,085	327,824	348,344	391,973
Total stockholders’ equity	619,427	797,055	936,419	957,064

Other Financial Data:

	Year Ended December 31,			Twelve Months Ended,
	2009	2010	2011	September 30, 2012
Adjusted EBITDA[1]	$209,890	$234,713	$274,558	$232,860

(1)

Adjusted EBITDA is defined as net earnings from continuing operations attributable to Centene before interest expense, income taxes, depreciation and amortization, adjusted to exclude non-cash stock compensation expense and certain other non-cash items that we believe are not indicative of future performance.

Included in this prospectus supplement is Adjusted EBITDA. Management believes that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results and enhances the ability of investors to analyze Centene’s business trends and to understand Centene’s performance. This non-GAAP financial measure should not be considered in isolation, or as a substitute for the corresponding GAAP financial measure and may not be comparable to similar measures used by other companies. A reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP follows:

	Year Ended December 31,			Twelve Months Ended,
	2009	2010	2011	September 30, 2012
Net earnings from continuing operations attributable to Centene Corporation	$86,093	$90,947	$111,218	$22,910
Income tax expense	48,841	59,900	66,522	11,238
Interest expense	16,318	17,992	20,320	19,190
Depreciation and amortization	44,004	52,000	58,327	65,164
Non-cash stock compensation	14,634	13,874	18,171	23,325
Kentucky premium deficiency reserve	—	—	—	63,000
Celtic impairment	—	—	—	28,033

Adjusted EBITDA	$209,890	$234,713	$274,558	$232,860

RISK FACTORS

Before investing in the new notes, you should carefully consider the following risk factors and the information discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks Related to the Notes

We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our and our subsidiaries’ financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. As a result, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. In addition, because we conduct a significant portion of our operations through our subsidiaries, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the notes or to make funds available for that purpose or for other obligations. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us in order to enable us to make payments in respect of the notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our Revolving Credit Facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives.

The restrictive covenants in our debt instruments may limit our operating flexibility. Our failure to comply with these covenants could result in defaults under our indenture and future debt instruments even though we may be able to meet our debt service obligations.

The instruments governing our indebtedness, including the indenture governing the notes and our Revolving Credit Facility, impose significant operating and financial restrictions on us. These restrictions significantly limit, among other things, our ability to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in certain types of mergers or acquisitions. Our future debt instruments may have similar or more restrictive covenants. These restrictions could limit our ability to obtain future financings, make capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the note holders or lenders under any debt instrument could declare a default under the terms of the relevant indebtedness even though we are able to meet debt service obligations and, because our indebtedness has cross-default and cross-acceleration provisions, could cause all of our debt to become immediately due and payable.

We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. If we default on any future secured debt, the secured creditors could foreclose on their liens. As a result, any event of default could have a material adverse effect on our business and financial condition, and could prevent us from paying amounts due under the notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt, including secured debt, which could further exacerbate the risks we face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. The terms of the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. Subsequent to September 30, 2012, we repaid $40.0 million of borrowings under our Revolving Credit Facility, and, as of November 1, 2012, we have $350.0 million of available and undrawn borrowings under our Revolving Credit Facility (with an uncommitted option to expand to up to $400.0 million). If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, the indenture governing the notes does not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness under the indenture. A substantial amount of debt we incur in the future could be secured. To the extent we were to secure debt we incur in the future under any credit facility or other issuance of debt, your ability to receive payments under the notes will be effectively subordinated to the secured debt, which will have a prior claim on any assets securing the debt, to the extent of the value of those assets and it is possible that there will be insufficient assets remaining from which claims of the holders of the notes can be satisfied. As of the date of this prospectus supplement, we do not have significant amounts of secured indebtedness.

Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the notes will be effectively subordinated to our subsidiaries’ obligations.

The notes will be obligations exclusively of Centene Corporation. Our cash flow and our ability to service our debt, including the notes, depends on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries.

Our subsidiaries are separate and distinct legal entities with no obligations to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividend, distribution, loan or other payments. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us is subject to statutory restrictions, regulatory capital requirements and contractual restrictions, including under our Revolving Credit Facility. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations.

Our right to receive any assets of our subsidiaries upon their bankruptcy, liquidation, dissolution, reorganization or similar proceeding, and therefore your right to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors. In addition, even if Centene Corporation were a creditor of one or more of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of those subsidiaries and any debt of our subsidiaries senior to that held by us. As a result, the notes will be effectively subordinated to all liabilities, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities, of our current or future subsidiaries. Because we depend on the cash flow of our subsidiaries to meet our own obligations, including with respect to the notes, these types of restrictions could impair our ability to make scheduled interest payments on the notes and to pay the principal at maturity. As of

September 30, 2012, as adjusted after giving effect to this offering and the use of proceeds therefrom, the notes would have been effectively subordinated to $1,369.0 million of liabilities outstanding of our subsidiaries, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities (excluding intercompany liabilities).

In addition, our regulated subsidiaries have historically generated substantially all of our revenues. Our regulated subsidiaries are subject to various state government statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances and other payments they can make to us. If insurance regulators at any time determine that payment of a dividend or any other payment to us would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to us that would otherwise be permitted without prior approval. Furthermore, if one or more of our regulated subsidiaries becomes insolvent, the regulators may seize its assets to cover its obligations under healthcare policies, which could result in our remaining assets generating insufficient revenue to pay the notes in full or at all.

The indenture governing the notes permits us to sell a substantial amount of our assets without any requirement that the proceeds be used to offer to repurchase the notes.

The indenture governing the notes permits us at any time and from time to time to sell up to 10% of our consolidated assets without any requirement that we repay or reduce commitments of other debt, that we reinvest the proceeds from any such sale in other assets or that we offer to repurchase the notes. As a result unless we (i) sell more than 10% of our consolidated assets in one transaction or (ii) our aggregate sales result in a sale of all or substantially all of the properties or assets of Centene and its restricted subsidiaries, taken as a whole, and therefore trigger a change of control, we will not be required to offer to repurchase the notes as a result of such asset sales. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales” and “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon a change of control, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our Revolving Credit Facility or any other future indebtedness will not allow such repurchases. In order to satisfy our obligations, we could seek to refinance the notes and any other indebtedness then required to be repurchased, or obtain a waiver form the holders of the notes and other affected indebtedness. However, we may not be able to obtain a waiver or effect a refinancing on terms acceptable to us, if at all. Our failure to purchase, or give notice of an offer to purchase, the notes would be a default under the indenture governing the notes. See “Description of Notes—Repurchase at Option of Holders.”

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

The change of control put right might not be enforceable.

The Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, in certain circumstances involving a significant change in the composition of our Board of Directors, holders of the notes may not be entitled a change of control put right. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

If the notes are rated investment grade at any time by either Standard & Poor’s or Moody’s, certain covenants contained in the indenture will be terminated, and the holders of the notes will lose the protection of these covenants.

The indenture governing the notes contains certain covenants that will be terminated and cease to have any effect from and after the first date when the notes are rated investment grade by either Standard & Poor’s or Moody’s. See “Description of Notes—Certain Covenants—Covenant Termination.” These covenants restrict, among other things, our ability to pay dividends or make other restricted payments, incur additional debt and to enter into certain types of transactions. Because these restrictions would not apply to the notes at any time after the notes have achieved an investment grade rating, the holders of the notes would not be able to prevent us from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions.

No assurance can be given as to the maintenance or liquidity of any trading market for the notes.

We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although we expect the new notes offered hereby will be fungible with the existing notes, for which a trading market currently exists, we cannot guarantee:

•	that such trading market will be maintained;

•	the liquidity of any trading market for the notes;

•	your ability to sell the notes at any time or at all; or

•	the price at which you would be able to sell the notes.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $186.1 million after deducting underwriting discounts and commissions and estimated expenses of the offering but including interest accrued from June 1, 2012. We intend to use the net proceeds of this offering for general corporate purposes, primarily including the funding of statutory capital. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2012, (1) on an actual basis and (2) on as adjusted basis, after giving effect to (i) the repayment of $40.0 million of borrowings under our Revolving Credit Facility subsequent to September 30, 2012, and (ii) the issuance and sale of the new notes offered hereby and the application of the net proceeds therefrom as described under “Use of Proceeds.”

You should read this table in conjunction with “Use of Proceeds” and the financial statements incorporated by reference in this prospectus supplement.

	September 30, 2012
	Actual	As Adjusted
	(In millions)
Unregulated cash and cash equivalents	$26.1	$212.2
Regulated cash and cash equivalents	770.5	770.5

Total cash and cash equivalents(1)	$796.6	$982.7

Revolving Credit Facility(2)	$40.0	$—
5.75% senior notes due 2017	250.0	425.0
Unamortized discount on senior notes	(2.4)	(2.4)
Interest rate swaps	17.2	17.2
Mortgage notes payable	84.8	84.8
Capital leases and other	5.7	5.7

Total debt	$395.3	$530.3
Stockholders’ equity	957.1	957.1

Total capitalization	$1,352.4	$1,487.4

(1)	Does not reflect cash generated or used after September 30, 2012.

(2)

Subsequent to September 30, 2012, we repaid $40.0 million of borrowings under our Revolving Credit Facility, and as of November 1, 2012, we have $350.0 million of available and undrawn borrowings under our Revolving Credit Facility (with an uncommitted option to increase our Revolving Credit Facility to up to $400.0 million). In addition, as of September 30, 2012, we had approximately $35.6 million issued and undrawn letters of credit that are not part of our Revolving Credit Facility.

DESCRIPTION OF OTHER INDEBTEDNESS

On January 31, 2011 we executed a five year, unsecured, $350.0 million Revolving Credit Facility with various financial institutions and Barclays Bank PLC as administrative agent and joint lead arranger. Borrowings under our Revolving Credit Facility will bear interest based upon LIBOR rates, the Federal Funds Rate or the Prime Rate. We have an uncommitted option to increase our Revolving Credit Facility to up to $400.0 million. Our Revolving Credit Facility contains non-financial and financial covenants, including requirements of minimum fixed charge coverage ratios, minimum debt-to-EBITDA ratios and minimum tangible net worth. Our Revolving Credit Facility will expire on January 29, 2016 or on an earlier date in the instance of a default as defined therein. Subsequent to September 30, 2012, we repaid $40.0 million of borrowings under our Revolving Credit Facility, and as of November 1, 2012, we have $350.0 million of available and undrawn borrowings under our Revolving Credit Facility.

On November 2, 2012, we amended the Revolving Credit Facility to, among other things, update the definition of senior notes, modify the debt incurrence covenant including to allow for the issuance of the new notes, increase the debt incurrence test and amend the EBITDA definition. The full text of such amendment is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 2, 2012, which is incorporated by reference herein.

DESCRIPTION OF NOTES

The 5.75% senior notes due 2017 offered hereby, which is referred to herein as the “new notes,” are an additional issuance of 5.75% senior notes due 2017. The new notes offered hereby will be treated as a single series with and will have the same terms as the $250,000,000 aggregate principal amount of 5.75% senior notes due 2017, which is referred to herein as the “existing notes,” originally issued on May 27, 2011 pursuant to the indenture (the “indenture”), dated May 27, 2011, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee. Centene will issue the new notes under the indenture, and the new notes and the existing notes will vote as one class under the indenture. As used herein, the term “notes” refers to both the new notes and the existing notes.

This description supplements and, to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, references to “Centene,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.

The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description and the “Description of Debt Securities” in the accompanying prospectus are a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description or the “Description of Debt Securities” in the accompanying prospectus, defines your rights as holders of the notes. Copies of the indenture are available upon request to Centene at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus supplement. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes

The Notes

The notes:

•	are senior unsecured obligations of Centene;

•	are equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the Credit Agreement;

•	are effectively subordinate in right of payment to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and

•	are senior in right of payment to any future subordinated Indebtedness of Centene.

None of Centene’s subsidiaries guarantee the notes. As a result, the notes are structurally subordinated to all Indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of Centene’s subsidiaries. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) are effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Centene.

All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including these notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause the subsidiaries to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors—Risks Related to the Notes—Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the notes will be effectively subordinated to our subsidiaries’ obligations.”

As of September 30, 2012, as adjusted to give effect to this offering and the use of proceeds therefrom and the repayment of $40.0 million of borrowings under Revolving Credit Facility subsequent to September 30, 2012, Centene had approximately $425.0 million of Senior Debt outstanding and approximately $35.6 million issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $1,369.0 million of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities (excluding intercompany liabilities). As of November 1, 2012, Centene has $350.0 million of available and undrawn borrowings under the Credit Agreement (with an uncommitted option to increase our Credit Agreement to up to $400.0 million). The outstanding letters of credit referenced above are not part of the Credit Agreement.

As of the date hereof, all of our direct and indirect subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture.

Principal, Maturity and Interest

This offering of $175.0 million aggregate principal amount of new notes will constitute an additional issuance of the notes. The new notes offered hereby constitute “Additional Notes” under the indenture. The existing notes, the new notes offered hereby and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase. Centene will issue new notes in denominations of $2,000 and integral multiples of $1,000.

The notes will mature on June 1, 2017.

Interest on the notes accrues at the rate of 5.75% per annum and is payable semi-annually in arrears on June 1 and December 1 to the holders of record on the immediately preceding May 15 and November 15, respectively. Interest payments on the new notes will be paid commencing on December 1, 2012.

Interest on the new notes will be deemed to have accrued from June 1, 2012. After December 1, 2012, interest will accrue from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Centene elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee is currently the paying agent and registrar. Centene may change the paying agent or registrar without prior notice to the holders of the notes, and Centene or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Centene is not required to transfer or exchange any note selected for redemption. Also, Centene is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

At any time the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture at a redemption price equal to the greater of:

(a)  100% of the principal amount of the notes to be redeemed, and

(b)  the sum of the present values of (1) the principal amount of the notes at maturity and (2) the remaining scheduled payments of interest from the redemption date through June 1, 2017, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption may, at Centene’s discretion, be subject to one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

Centene is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Centene may be required to offer to purchase notes as described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales.” Centene may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of notes will have the right to require Centene to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, Centene will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Within 30 days following any Change of Control, Centene will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. Centene will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, Centene will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the indenture by virtue of such compliance.

On the Change of Control payment date, Centene will, to the extent lawful:

(1)  accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3)  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Centene.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to the unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

Centene will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

Under clause (4) of the definition of Change of Control, a Change of Control will occur when a majority of Centene’s Board of Directors are not Continuing Directors. In a recent decision in connection with a proxy contest, the Delaware Court of Chancery held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of Centene’s Board of Directors, including in connection with a proxy contest where the Centene’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the notes may not be entitled to require Centene to make a Change of Control Offer.

The Credit Agreement provides that certain change of control events with respect to Centene would constitute a default thereunder. Any future credit agreements or other agreements to which

Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repurchase notes following a Change of Control also may be limited by Centene’s then existing resources.

The provisions described above that require Centene to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable to the Change of Control event. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Centene repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Centene will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Centene and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Centene to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Centene will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)  Centene (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests of any Restricted Subsidiary of Centene issued, sold, transferred, conveyed or otherwise disposed of;

(2)  at least 75% of the consideration received in the Asset Sale by Centene or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a)  any liabilities, as shown on Centene’s or such Restricted Subsidiary’s most recent balance sheet, of Centene or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Centene or such Restricted Subsidiary from further liability;

(b)  any securities, notes or other obligations received by Centene or any such Restricted Subsidiary from such transferee that are converted by Centene or such Restricted Subsidiary into cash within 90 days, to the extent of the cash received in that conversion; and

(c)  any Designated Non-cash Consideration received by Centene or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) not to exceed 5.0% of the Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (determined based on the most recently ended fiscal quarter for which internal financial statements are available and with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose; and

(3)  Centene delivers an officers’ certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (1) and (2).

To the extent that the Fair Market Value of any Asset Sale exceeds 10% of Consolidated Total Assets at the time of receipt of the Net Proceeds of any such Asset Sale (determined based on the most recently ended fiscal quarter for which internal financial statements are available and with the Fair Market Value of each Asset Sale being measured at the time of such Asset Sale), then within 365 days after the receipt of any Net Proceeds from any such Asset Sale, Centene or such Restricted Subsidiary may apply those Net Proceeds (but shall only be required to apply that portion of the Net Proceeds from such Asset Sale that exceeds 10% of Consolidated Total Assets) at its option (or any portion thereof):

(1)  to permanently repay Senior Debt of Centene (other than Indebtedness owed to Centene or any Affiliate of Centene) and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)  to acquire all or substantially all of the assets of, or all of the Voting Stock of, another Person engaged in a Permitted Business; or

(3)  to acquire other long-term assets or property that are used in a Permitted Business;

provided that a binding commitment to apply Net Proceeds as set forth in clauses (1), (2) and (3) above shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Centene or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then Centene or such Restricted Subsidiary shall be permitted to apply the Net Proceeds in any manner set forth in clauses (1), (2) and (3) above before the expiration of such 180-day period and, in the event Centene or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds (as defined below). Pending the final application of any Net Proceeds, Centene may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that were required to be applied in accordance with the first sentence of the immediately preceding paragraph and that are not so applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, Centene will make an Asset Sale Offer to all holders of notes to purchase the maximum principal amount of notes and, if Centene is required to do so under the terms of any other Indebtedness that is pari passu with the notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn notes pursuant to an Asset Sale Offer, Centene may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Centene will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Centene will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Certain Covenants

Covenant Termination

Following the first day:

(a)  the notes have an Investment Grade Rating; and

(b)  no Default has occurred and is continuing under the indenture;

Centene and its Restricted Subsidiaries shall cease to be subject to the provisions of the indenture summarized under the subheadings below:

•	“Restricted Payments,”

•	“Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“Limitation on Issuances of Guarantees of Indebtedness,”

•	“Transactions with Affiliates” and

•	“Asset Sales,” described above

(collectively, the “Terminated Covenants”). No Default, Event of Default or breach of any kind shall be deemed to exist under the indenture or the notes with respect to the Terminated Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the notes attain an Investment Grade Rating, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect. The Terminated Covenants will not be reinstated even if Centene subsequently does not satisfy the requirements set forth in clauses (a) and (b) above. After the Terminated Covenants have been terminated, Centene and its Restricted Subsidiaries shall remain subject to the provisions of the indenture described above under the caption “Repurchase at the Option of Holders—Change of Control” and described under the following subheadings:

•	“Liens,”

•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (4) of that covenant),

•	“Payments for Consent” and

•	“SEC Reports.”

Restricted Payments

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)  declare or pay any dividend or make any other payment or distribution (A) on account of Centene’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Centene or any of its Restricted Subsidiaries) or (B) to the direct or indirect holders of Centene’s or any Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (i) payable in Equity Interests (other than Disqualified Stock) of Centene or (ii) to Centene or a wholly owned Restricted Subsidiary or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis);

(2)  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Centene) any Equity Interests of Centene or any of its Restricted Subsidiaries (other than from such Equity Interests owned by Centene or any of its Restricted Subsidiaries);

(3)  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations, except a payment of interest or principal at the Stated Maturity thereof; or

(4)  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)  no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof; and

(b)  Centene would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Centene and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(I)  50% of the Consolidated Net Income of Centene for the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date falls to the end of Centene’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(II)  100% of the aggregate net cash proceeds (or the Fair Market Value of property other than cash) received by Centene since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Centene (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Centene, in either case, that have been converted into or exchanged for such Equity Interests of Centene (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Centene), plus

(III)  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash proceeds and Fair Market Value, of property and marketable securities received with respect to such Restricted Investment (less the cost of disposition, if any), plus

(IV)  in case, after the date hereof, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into Centene or a Restricted Subsidiary, an amount equal to the Fair Market Value of the Investments owned by Centene and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(V)  $200.0 million.

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)  the redemption, repurchase, retirement, repayment, defeasance or other acquisition of any Subordinated Obligations of Centene or of any Equity Interests of Centene in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Centene) of, Equity Interests of Centene (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, repayment, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

(3)  the redemption, repurchase, repayment, retirement, defeasance or other acquisition of any Subordinated Obligations of Centene with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, repayment, retirement, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

(4)  the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of Centene or any Restricted Subsidiary of Centene (a) held by any current or former director, officer, employee or consultant of Centene (or any of its Restricted Subsidiaries’) pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted by Centene from time to time or pursuant to any agreement with any director, officer, employee or consultant of Centene in existence on the date of the indenture or (b) from an employee of Centene upon the termination of such employee’s employment with Centene; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (4) may not exceed $6.0 million in any twelve-month period, with any unused amounts in any twelve-month period being carried forward to the twelve-month immediately succeeding period and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Centene, in each case to members of management, directors or consultants of Centene, any of its Subsidiaries that occurs after the Issue Date, provided that such cash proceeds utilized for redemptions, repurchases or other acquisitions or retirements will be excluded from clause (c)(II) of the preceding paragraph plus (B) the cash proceeds of “key man” life insurance policies received by Centene or its Restricted Subsidiaries after the Issue Date (provided that Centene may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any twelve-month period, it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4));

(5)  repurchases, acquisitions or retirements of Capital Stock of Centene deemed to occur upon the exercise or vesting of stock options or restricted stock or similar rights under employee benefit plans of Centene or its Subsidiaries if such Capital Stock represents all or a portion of the exercise price thereof or withholding tax thereon;

(6)  redemptions of Capital Stock consisting of common stock of Centene, so long as the Total Debt Ratio is no more than 2.0 to 1.0, both as of the date thereof (based on a computation period of the twelve calendar month period most recently ended) and on a pro forma basis after giving effect to such redemption;

(7)  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Centene; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of Centene);

(8)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(9)  other Restricted Payments in an aggregate amount since the Issue Date not to exceed $75.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Centene or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment (other than those set forth in clauses (1) through (9) of the preceding paragraph), Centene will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed. If Centene or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of Centene be permitted under the provisions of the indenture, such Restricted Payment shall be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to Centene financial statements affecting Consolidated Net Income of Centene for any period.

Incurrence of Indebtedness and Issuance of Preferred Stock

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Centene will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (including Disqualified Stock) other than to Centene; provided, however, that Centene may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for Centene’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

So long as no Default shall have occurred or be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)  the incurrence by Centene or any Restricted Subsidiary of additional Indebtedness and letters of credit under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of Centene and any Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Centene and any Restricted Subsidiaries thereunder) does not exceed the greater of (x) $400.0 million and (y) 20.0% of Consolidated Total Assets (less the aggregate principal amount of Indebtedness incurred by Securitization Subsidiaries and then outstanding pursuant to clause (13));

(2)  the incurrence by Centene and any of the Restricted Subsidiaries of the Existing Indebtedness after giving effect to the use of proceeds of the notes;

(3)  the incurrence by Centene and any of its Restricted Subsidiaries of Indebtedness represented by the initial notes (but not for additional notes);

(4)  the incurrence by Centene or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Centene or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding;

(5)  the incurrence by Centene or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, defease, renew, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (4), or this clause (5) of this paragraph;

(6)  the incurrence by Centene or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Centene and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Centene or a Restricted Subsidiary and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either Centene or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Centene or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)  the incurrence of Indebtedness of Centene or any of its Restricted Subsidiaries consisting of guarantees, indemnities, holdbacks or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition;

(8)  the incurrence of Indebtedness of Centene or any of its Restricted Subsidiaries represented by (a) letters of credit for the account of Centene or any of its Restricted Subsidiaries or (b) other obligations to reimburse third parties pursuant to any surety bond, performance bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for provider claims, workers’ compensation claims, payment obligations in connection with sales tax and insurance or other similar requirements in the ordinary course of business;

(9)  the incurrence by Centene or any of its Restricted Subsidiaries of Hedging Obligations; provided that such Hedging Obligations are related to business transactions of Centene or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);

(10)  the Guarantee by Centene or any of the Restricted Subsidiaries of Indebtedness of Centene or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is incurred by Centene and is subordinated to the notes, then the Guarantee of such Indebtedness by any of its Restricted Subsidiaries shall be subordinated to the same extent as the Indebtedness guaranteed;

(11)  Indebtedness incurred by a Foreign Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $75.0 million or (y) 20.0% of Centene’s Consolidated Total Foreign Assets;

(12)  Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by Centene or otherwise became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a subsidiary of Centene or was otherwise acquired by Centene), provided that after giving effect thereto, (a) Centene would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph above, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto;

(13)  Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to Centene and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to Centene or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by Centene as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this covenant;

(14)  the incurrence by Centene or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes in accordance with the terms of the indenture;

(15)  the incurrence by Centene or any Restricted Subsidiary of Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(16)  Real Estate Indebtedness, together with any Indebtedness of the Centene Plaza Subsidiary and the Centene Plaza Phase II Subsidiary, not to exceed $200.0 million in the aggregate at any one time outstanding;

(17)  Indebtedness in respect of secured or unsecured letters of credit incurred by Centene or any Restricted Subsidiary in an aggregate principal amount not to exceed $100.0 million; and

(18)  the incurrence by Centene or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Centene shall, in its sole discretion, classify (or later re-classify in whole or in part), or divide (or later re-divide in whole or in part) such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and such

Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Centene. Indebtedness under Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the indenture will at all times be deemed to have been incurred on such date in reliance of the exception provided by clause (1) of the definition of Permitted Debt. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of Centene or such Restricted Subsidiary, as the case may be, unless made expressly subordinate to the notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of Centene or such Restricted Subsidiary, as the case may be.

Liens

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any consensual Liens of any kind against or upon any of their respective properties or assets, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure any Indebtedness of Centene unless prior to, or contemporaneously therewith, the notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes with the same relative priority as such Indebtedness has with respect to the notes.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(a)  pay dividends or make any other distributions on its Capital Stock to Centene or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Centene or any of its Restricted Subsidiaries;

(b)  make loans or advances to Centene or any of its Restricted Subsidiaries; or

(c)  transfer any of its properties or assets to Centene or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)  agreements governing Existing Indebtedness and Credit Facilities (including the Credit Agreement) as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)  the indenture and the notes;

(3)  applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;

(4)  any instrument governing Indebtedness or Capital Stock of a Person acquired by Centene or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)  restrictions on cash or other deposits or net worth imposed by customers or governmental regulatory bodies or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business of Centene and its Restricted Subsidiaries;

(6)  customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with industry practices;

(7)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the first paragraph of this covenant;

(8)  any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or the sale or other disposition of its assets;

(9)  Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(11)  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Centene may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Centene is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Centene in one or more related transactions, to another Person; unless:

(1)  either:

(a)  Centene is the surviving corporation; or

(b)  the Person formed by or surviving any such consolidation or merger (if other than Centene) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)  the Person formed by or surviving any such consolidation or merger (if other than Centene) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Centene or such Restricted Subsidiary, as the case may be, under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)  immediately after such transaction no Default or Event of Default exists; and

(4)  except with respect to a consolidation or merger of Centene with or into a Restricted Subsidiary, Centene or the Person formed by or surviving any such consolidation or merger (if other than Centene), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” above or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of Centene for such applicable four-quarter period without giving pro forma effect to such transactions and the related financing transactions.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of Centene, which properties or assets, if held by Centene instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of Centene on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of Centene.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Centene may designate any of its Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Centene and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments” or Permitted Investments, as determined by Centene. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

Centene will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)  the Affiliate Transaction is on terms that are no less favorable to Centene or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Centene or such Restricted Subsidiary with an unrelated Person; and

(2)  Centene delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)  transactions solely between or among Centene and/or any of its Restricted Subsidiaries or solely among its Restricted Subsidiaries;

(2)  sales of Equity Interests (other than Disqualified Stock) to Affiliates of Centene; and

(3)  reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Centene or a Restricted Subsidiary entered into in the ordinary course of business;

(4)  any payments or other transactions pursuant to the Tax Sharing Agreement;

(5)  any transactions made in compliance with the covenant described above under the caption “—Restricted Payments;”

(6)  loans and advances to non-executive officers and employees of Centene or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Centene or any of its Restricted Subsidiaries;

(7)  any agreement as in effect as of the date of the indenture or any amendment thereto so long as any such amendment is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date of the indenture;

(8)  sales or other dispositions of accounts receivable or licensing royalties and related assets to a Securitization Subsidiary in a Qualified Securitization Transaction which are customarily transferred in such a transaction;

(9)  any employment agreements entered into by Centene or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto;

(10)  any transaction effected as part of a Qualified Securitization Financing; and

(11)  transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into Centene or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event).

Limitation on Issuances of Guarantees of Indebtedness

Centene will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of Centene unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is subordinated to the notes; or (2) pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is not subordinated to the notes.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1)  in connection with any sale of other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Centene or a subsidiary of Centene, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Centene or a subsidiary of Centene, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3)  if Centene designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)  upon legal defeasance, covenant defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(5)  if such Guarantor is released from the underlying Guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

The form of Subsidiary Guarantee and the related form of supplemental indenture are attached as exhibits to the indenture. Notwithstanding the foregoing, if Centene guarantees Indebtedness incurred by any of the Restricted Subsidiaries, such Guarantee by Centene will not require any of its Restricted Subsidiaries to provide a Subsidiary Guarantee for the notes.

Payments for Consent

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

The indenture provides that whether or not required, so long as the notes are outstanding Centene will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Centene is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture further provides that, notwithstanding that Centene may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding Centene will file with the SEC, to the extent permitted, and provide the trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. Centene will be deemed to have furnished such reports referred to in this section to the trustee and the holders of the notes if Centene has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)  default for 30 days in the payment when due of interest on the notes;

(2)  default in payment when due of the principal of or premium, if any, on the notes;

(3)  failure by Centene or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Merger, Consolidation or Sale of Assets;”

(4)  failure by Centene or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions “—Repurchase at the Option of Holders —Asset Sales” or “Repurchase at the Option of Holders —Change of Control;”

(5)  failure by Centene for 120 days after notice to comply with the provisions described under the caption “SEC Reports;”

(6)  failure by Centene or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the indenture or the notes;

(7)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Centene or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Centene or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(8)  failure by Centene or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(9)  certain events of bankruptcy or insolvency described in the indenture with respect to Centene or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Centene, any Subsidiary that would constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

Centene is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Centene is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Centene, as such, will have any liability for any obligations of Centene under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Centene may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:

(1)  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2)  Centene’s obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)  the rights, powers, trusts, duties and immunities of the trustee, and Centene’s obligations in connection therewith; and

(4)  the Legal Defeasance provisions of the indenture.

In addition, Centene may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  Centene must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Centene must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)  in the case of Legal Defeasance, Centene has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Centene has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of Covenant Defeasance, Centene has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Centene or any of its Subsidiaries is a party or by which Centene or any of its Subsidiaries is bound;

(6)  Centene must deliver to the trustee an officers’ certificate stating that the deposit was not made by Centene with the intent of preferring the holders of notes over the other creditors of Centene with the intent of defeating, hindering, delaying or defrauding creditors of Centene or others; and

(7)  Centene must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes relating to the covenant (and applicable definitions) described under the caption “—Repurchase at the Option of Holders —Change of Control” above;

(3)  reduce the rate of or change the time for payment of interest on any note;

(4)  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any note payable in money other than that stated in the notes;

(6)  make any change in the provisions (including applicable definitions) of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

(7)  waive a redemption or repurchase payment with respect to any note (including a payment required by the provisions described under the caption “—Repurchase at the Option of Holders” above);

(8)  make any change in the ranking of the notes in a manner adverse to the holders of the notes; or

(9)  make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Centene and the trustee may amend or supplement the indenture or the notes:

(1)  to cure any ambiguity, defect or inconsistency;

(2)  to provide for uncertificated notes in addition to or in place of certificated notes;

(3)  to provide for the assumption of Centene’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Centene’s assets;

(4)  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)  to provide for or confirm the issuance of additional notes otherwise permitted to be incurred by the indenture;

(6)  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)  to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes;

(8)  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

(9)  to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of notes as additional security for the payment and performance of Centene’s or a Guarantor’s obligations;

(10)  to comply with the rules of any applicable securities depositary;

(11)  to release a Guarantor from its Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture; or

(12)  to conform the text of the indenture, the notes or the Guarantees to any provision of this description to the extent that such provision in this description was intended to be a substantially verbatim recitation of a provision of the indenture, the notes or the Guarantees.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)  either:

(a)  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Centene, have been delivered to the trustee for cancellation; or

(b)  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and Centene has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Centene is a party or by which Centene is bound;

(3)  Centene has paid or caused to be paid all sums payable by it under the indenture; and

(4)  Centene has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Centene, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the Commission for permission to continue or (iii) resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means the sale, lease, transfer, conveyance or other disposition of any assets or rights, other than sales, leases, transfers, conveyances or other dispositions of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Centene and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)  a sale, lease, transfer, conveyance or other disposition of assets between or among Centene and its Restricted Subsidiaries;

(3)  an issuance of Equity Interests by a Restricted Subsidiary to Centene or to another Restricted Subsidiary;

(4)  a sale, lease, transfer, conveyance or other disposition effected in compliance with the provisions described under the caption “—Merger, Consolidation or Sale of Assets;”

(5)  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(6)  the disposition of Equity Interests in Permitted Joint Ventures; provided that Centene maintains ownership of at least 35% of the outstanding Equity Interests in the applicable Permitted Joint Venture and control (as such term is defined in Section 405 under the Securities Act of 1933, as amended) over the operations of the applicable Permitted Joint Venture;

(7)  a transfer or property or assets that are obsolete, damaged or worn out equipment and that are no longer useful in the conduct of Centene or its Subsidiaries’ business and that is disposed of in the ordinary course of business;

(8)  a Sale/Leaseback Transaction, provided that at least 75% of the consideration paid to Centene or the Restricted Subsidiary for such Sale/Leaseback Transaction consists of cash received at closing;

(9)  the disposition of Receivables and Related Assets in a Qualified Securitization

Transaction;

(10)  any Asset Swap; and

(11)  the sale or disposition of Centene’s existing office building located at 7700 Forsyth Boulevard, Clayton, Missouri.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any properties or assets or interests used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash received from such purchase and sale or exchange must be applied in accordance with “—Repurchase at the Option of Holders—Asset Sales.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)  with respect to a corporation, the board of directors of the corporation;

(2)  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)  with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)  United States dollars;

(2)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)  certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

(4)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)  commercial paper rated at least A-1 by Standard & Poor’s Rating Services or at least P-1 by Moody’s Investors Service, Inc., and in each case maturing within 12 months after the date of acquisition;

(6)  readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition; and

(7)  money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Centene Plaza Phase II Indebtedness” means any Indebtedness of Centene or any of its Subsidiaries used solely to finance the Centene Plaza Phase II Project and extensions, renewals and refinancings of such Indebtedness.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary located on the block on which the Centene Plaza Project is located in Clayton, Missouri.

“Centene Plaza Phase II Subsidiary” means the wholly-owned subsidiary that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned subsidiary named Centene Center LLC, a Delaware limited liability company.

“Change of Control” means the occurrence of any of the following:

(1)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)  the adoption of a plan relating to the liquidation or dissolution of Centene;

(3)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Centene, measured by voting power rather than number of shares;

(4)  the first day on which a majority of the members of the Board of Directors of Centene are not Continuing Directors; or

(5)  Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“City Development Agreement” means that certain Amended and Restated Development Agreement for the Forsyth/Hanley Project Area dated as of June 1, 2009, by and between the City of Clayton, Missouri and CMC and recorded at Book 18416 Page 65 of the St. Louis County Recorder of Deeds, which City Development Agreement, with respect to the Project, has been assigned to the Centene Plaza Subsidiary, as amended pursuant to that certain Assignment of Amended and Restated Development Agreement dated June 1, 2009 and recorded at Book 18416 Page 106 of the St. Louis County Recorder of Deeds.

“Commission” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for expenses to be paid in cash in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)  an amount equal to any extraordinary, unusual or non-recurring loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)  severance payments related to management employment contracts, non-cash stock-based compensation expense, and net income attributable to non-controlling interests in Centene’s non-wholly-owned Subsidiaries; plus

(6)  any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 144 and No. 142 or any successor pronouncement; minus

(7)  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated Net Income of such Person and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)  any Net Income (loss) of any Person if such Person is not a Restricted Subsidiary except that:

(a)  subject to the limitations contained in clauses (2) and (3) below, Centene’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Centene or a Restricted Subsidiary as a dividend or other distribution; and

(b)  Centene’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Centene or a Restricted Subsidiary;

(2)  Net Income or loss of any Person for any period prior to the acquisition of such Person by Centene or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of Centene under the indenture for any period prior to such succession; and

(3)  the cumulative effect of a change in accounting principles.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Foreign Assets” means, as of the date of any determination thereof, total assets of Centene’s Foreign Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Centene who:

(1)  was a member of such Board of Directors on the date of the indenture; or

(2)  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement, dated as of January 31, 2011, among Centene Corporation, as the Company, the various financial institutions named therein, as lenders, and Barclays Bank PLC, as Administrative Agent and Arranger including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Credit Facilities” means, one or more debt facilities or agreements (including, without limitation, the Credit Agreement) note purchase agreements, indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and by means of sales of debt securities to institutional investors) in whole or in part from time to time under the same or any other agent, lender or group of lenders, underwriter or group of underwriters and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant above.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Centene or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate executed by the principal financial officer and any of the other executive officers of Centene or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Centene to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Centene may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“District” means the transportation development district formed in connection with the Centene Plaza Project, created under Sections 238.000 to 238.275 R.S.Mo, as amended, and maintained pursuant to the District Development Agreement and the City Development Agreement.

“District Development Agreement” means that certain Transportation Development Agreement dated as of June 1, 2009, as amended by that certain First Amendment to Transportation Development Agreement dated as of April 20, 2010, by and between the Centene Plaza Subsidiary and the District.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or public sale of common stock of Centene.

“Existing Indebtedness” means Indebtedness existing on the date of the indenture (other than Indebtedness under the indenture governing the notes and the Credit Agreement).

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of Centene.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Centene and such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; provided that, in each case, such adjustments are set forth in an officers’ certificate signed by Centene’s chief financial officer and another officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers’ certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capital Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of Centene to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Centene may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)   any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Centene (other than Disqualified Stock) or to Centene or a Restricted Subsidiary of Centene, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its respective successors and assigns.

“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the indenture to a floating rate liability or obligation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)  in respect of borrowed money;

(2)  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;

(3)  in respect of banker’s acceptances;

(4)  representing Capital Lease Obligations;

(5)  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or Trade Payable;

(6)  representing any Hedging Obligations; or

(7)  Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a)  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(b)  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. or BBB-(or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Centene or any Subsidiary of Centene sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Centene such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Centene, Centene will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Centene or any Subsidiary of Centene of a Person that holds an Investment in a third Person will be deemed to be an Investment by Centene or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means May 27, 2011.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by Centene pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash or Cash Equivalents received by Centene or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to Centene or its Restricted Subsidiaries from such escrow agreement, as the case may be.

“NML Loan” means a certain loan in the original principal amount of $80,000,000 from The Northwestern Mutual Life Insurance Company to the Centene Plaza Subsidiary secured by various collateral, including but not limited to the interest of the Centene Plaza Subsidiary in the Centene Plaza Project.

“Non-recourse Debt” means Indebtedness:

(1)  as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Other Bank Loan” means that certain loan evidenced by a Promissory Note in the principal amount of $10,000,000 between CMC Real Estate Company, LLC, a Missouri limited liability company and Midwest Bank Centre dated as of September 30, 2009.

“Permitted Business” means the lines of business conducted by Centene and its Restricted Subsidiaries on the date hereof and any other healthcare business related, ancillary or complementary (including any reasonable extension, development or expansion) to any such business.

“Permitted Investments” means:

(1)  any Investment in Centene or a Restricted Subsidiary,

(2)  any Investment in Cash Equivalents;

(3)  any Investment by Centene or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)  such Person becomes a Restricted Subsidiary; or

(b)  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Centene or a Subsidiary;

(4)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Centene;

(6)  any Investments received in compromise of obligations of trade creditors, health care providers or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, health care provider or customer;

(7)  Hedging Obligations;

(8)  Investments the payment for which is Capital Stock (other than Disqualified Stock) of Centene;

(9)  Investments in prepaid expenses, negotiable instruments held for collection, utility and workers compensation, performance and similar deposits made in the ordinary course of business;

(10)  loans and advances to non-executive officers and employees of Centene or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Centene or any of its Restricted Subsidiaries in an aggregate amount for all such loans and advances not to exceed $3.0 million at any time outstanding;

(11)  Investments existing on the date of the indenture;

(12)  Permitted Market Investments;

(13)  Investments in the equity interests of the joint venture created in connection with the Centene Plaza Divestiture;

(14)  Investments in Permitted Joint Ventures in an amount not to exceed at any one time outstanding 5.0% of Centene’s Consolidated Total Assets;

(15)  Investments by Centene or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

(16)  Investments (i) by Centene or any other Restricted Subsidiary consisting of (i) the purchase of Indebtedness issued by the District in an aggregate amount not to exceed $35.0 million and (ii) by Centene or a Restricted Subsidiary consisting solely of the incurrence of Indebtedness to the extent permitted by clause (16) or (17) under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”; and

(17)  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of (x) $80.0 million or (y) 4.0% of Centene’s Consolidated Total Assets.

“Permitted Joint Venture” means any joint venture that Centene or any of its Restricted Subsidiaries is a party to that is engaged in a Permitted Business.

“Permitted Liens” means:

(1)  Liens in favor of Centene or the Restricted Subsidiaries;

(2)  Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger or consolidation and not incurred in contemplation thereof and do not extend to any property or assets other than those of the Person merged into and consolidated with Centene or the Restricted Subsidiary;

(3)  Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(4)  Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;

(5)  Liens to secure the performance of statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974));

(6)  Liens existing on the date of the indenture;

(7)  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;

(8)  Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by the indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9)  Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);

(10)  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) under the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(11)  Liens to secure Indebtedness of Foreign Restricted Subsidiaries permitted by clause (11) under the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;

(12)  Liens securing Indebtedness permitted by clauses (16) and (17) of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(13)  Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;

(14)  Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction; and

(15)  other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding.

“Permitted Market Investments” means any security that (a) is of a type traded or quoted on any exchange or recognized financial market, (b) can be readily liquidated or disposed of on such exchanges or markets, (c) other than in the case of an equity security, has no lower than an “investment grade” rating from any nationally recognized rating agency or (d) satisfies Centene’s investment guidelines as approved by the Board of Directors; provided that the aggregate amount of Permitted Market Investments consisting of common stock shall not exceed 10% at any time.

“Permitted Refinancing Indebtedness” means any Indebtedness of Centene or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Centene or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:

(1)  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)  such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)  if Subordinated Obligations are being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Subordinated Obligations being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)  such Indebtedness is incurred either by Centene or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary pursuant to which (a) Centene or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the NML Loan and the Other Bank Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of the Company with respect to the Indebtedness of the Centene Plaza Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary (with respect to which the Company has Indirect Obligations) is used solely to finance the Centene Plaza Project.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Centene or a Restricted Subsidiary thereof transfers such property to a Person and Centene or a Restricted Subsidiary leases it from such Person.

“Securitization Subsidiary” means a Subsidiary of Centene:

(1)   that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);

(2)   that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3)   no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:

(A)   is Guaranteed by Centene or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B)   is recourse to or obligates Centene or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(C)   subjects any property or asset of Centene or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(4)   with respect to which neither Centene nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(5)   with which neither Centene nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.

“Senior Debt” means:

(1)   all Indebtedness of Centene outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)  any other Indebtedness of Centene permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

(3)  all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(a)  any liability for federal, state, local or other taxes owed or owing by Centene;

(b)  any Indebtedness of Centene to any of its Subsidiaries or other Affiliates;

(c)  any Trade Payables; or

(d)  the portion of any Indebtedness that is incurred in violation of the indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligations” means any Indebtedness of Centene (whether outstanding on the date hereof or thereafter incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by each Guarantor of Centene’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

“Tax Sharing Agreement” means the tax sharing agreement, dated December 31, 2002, by and among Centene Corporation and each of its Subsidiaries party thereto.

“Total Debt” means all Indebtedness of Centene and its Restricted Subsidiaries, determined on a consolidated basis.

“Total Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) the aggregate amount of Total Debt as of the date of determination to (b) the Consolidated Cash Flow of Centene for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 1, 2017; provided, however, that if the period from the redemption date to June 1, 2017 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means as of the Issue Date, any Subsidiary of Centene (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)  has no Indebtedness other than Non-Recourse Debt;

(2)  is not party to any agreement, contract, arrangement or understanding with Centene or any Restricted Subsidiary of Centene unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Centene or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Centene;

(3)  is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries; and

(5)  has at least one director on its Board of Directors that is not a director or executive officer of Centene or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Centene or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Centene as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Centene as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Centene will be in default of such covenant. The Board of Directors of Centene may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Centene of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants —Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

Book-Entry System for Notes

The following description of the operations and procedures of the Depository Trust Company (“DTC”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC’s settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

Upon issuance, the new notes will each be represented by one or more global securities (each a “Global Security”). Each Global Security will be deposited with, or on behalf of DTC (the “Depositary”). Upon the issuance of any such Global Security, the Depositary or its nominee will credit the accounts of persons held with it with the respective principal or face amounts of the notes represented by any such Global Security. Ownership of beneficial interests in any such Global Security will be limited to persons that have accounts with the Depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests by participants in any such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary. Ownership of beneficial interests in any such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to acquire or transfer beneficial interests in any such Global Security. Payment of principal of and interest on the notes will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and holder of any Global Security for such series for all purposes under the indenture. None of Centene, the trustee or any agent of Centene or the trustee will have any responsibility or liability for any aspect of the Depositary’s records relating to or payments made on account of beneficial ownership interests in any such Global Security or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.

Centene has been advised by the Depositary that upon receipt of any payment of principal of or interest on any Global Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

No Global Security may be transferred except as a whole by the Depositary to a nominee of the Depositary. Each Global Security is exchangeable for certificated notes only if (x) the Depositary notifies Centene that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and Centene fails within 90 days thereafter to appoint a successor, (y) Centene in its sole discretion determines that such Global Security shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default (as defined in the indenture) or an event which with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the notes represented by such Global Security. In such event, Centene will issue notes in certificated form in exchange for such Global Security. In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any larger amount that is an integral multiple of $1,000, and will be issued in registered form only, without coupons. Subject to the foregoing, no Global Security is exchangeable, except for a Global Security for the same series of notes of like denomination to be registered in the name of the Depositary or its nominee.

So long as the Depositary, or its nominee, is the registered owner of a Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for the purposes of receiving payment on such notes, receiving notices and for all other purposes under the indenture and such notes. Beneficial interests in the notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by the Depositary and its participants. Except as provided herein, owners of beneficial interests in any Global Security will not be entitled to and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of the notes under the indenture. The Depositary will not consent or vote with respect to the Global Security representing the notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the issuer as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s (the Depositary’s partnership nominee) consenting or voting rights to those participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

The Depositary has advised Centene that the Depositary is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Same Day Settlement and Payment

Settlement for the new notes will be made by the underwriters in immediately available funds. All cash payments of principal and interest will be made by Centene in immediately available funds.

The notes will trade in the Depositary’s same-day funds settlement system until maturity or until such notes are issued in certificated form, and secondary market trading activity in such notes will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available finds on trading activity in such notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the new notes. This summary is generally limited to holders that acquire the new notes pursuant to this offering and hold the new notes as “capital assets” (generally, property held for investment) for United States federal income tax purposes. This discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the United States federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the United States dollar, and persons that hold the new notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The United States federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change, or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the new notes.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

Investors considering the purchase of the new notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

Qualified Reopening

We intend to treat the new notes newly issued by us pursuant to this prospectus supplement as issued pursuant to a “qualified reopening” of our 5.75% senior notes due 2017 initially issued on May 27, 2011 at an issue price of 98.753 % of their principal amount (the “original notes”). For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, all of the new notes issued pursuant to this prospectus supplement will be deemed to have the same issue date and the same issue price as the original notes for U.S. federal income tax purposes. The remainder of this discussion assumes that the issuance of the new notes offered hereby will be treated as a qualified reopening of the original notes.

Treatment of the New Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the new notes, including as described under “Description of Notes—Optional Redemption,” and “Description of Notes—Repurchase at the Option of Holders—Change of Control.” Our obligation to pay such excess amounts may cause the IRS to take the position that the new notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the new notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the new notes are contingent payment debt instruments, and consequently, we do not intend to treat the new notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest

A portion of the price paid for the new notes offered hereby is attributable to interest that accrued prior to the date the new notes offered hereby are purchased (the “pre-issuance accrued interest”). Because the issue price of the new notes as determined for U.S. federal income tax purposes excludes any pre-issuance accrued interest, a portion of the stated interest payment on December 1, 2012 on the new notes equal to any pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable as interest on the new notes.

U.S. Holders

Payments of Interest

Subject to the discussion under “—Bond Premium” below, payments of stated interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting).

Bond Premium

Generally, a U.S. holder who purchases a note at a cost (excluding the amount paid for pre-issuance accrued stated interest) greater than the note’s stated principal amount will be considered to have purchased the note at a premium, and may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. Because the new notes may be redeemed by us prior to maturity at a premium, however, special rules may apply to reduce or eliminate the amount of amortizable bond premium that a U.S. holder may amortize with respect to a new note. The application of these rules to a debt instrument with a “make-whole” redemption feature, such as the new notes, is unclear. Prospective investors should consult their tax advisors about these special rules, including whether it would be advisable to elect to treat all interest on the new notes as original issue discount, in which case a U.S. holder would not be subject to these special rules. If a U.S. holder makes an election, to amortize the premium such election generally will apply to all debt instruments that such U.S. holder holds at the time of the election, as well as any debt instruments that such U.S. holder subsequently acquires. In addition, a U.S. holder may not revoke the election without the consent of the IRS. If a U.S. holder elects to amortize the premium, such U.S. holder will be required to reduce its tax basis in the new note by the amount of the premium amortized during its holding period. If a U.S. holder does not elect to amortize premium, the amount of premium will be included in such U.S. holder’s tax basis in the new note purchased in this offering and, therefore, such premium will decrease the gain or increase the loss that such U.S. holder would otherwise recognize on disposition of the new note.

Sale, Redemption, Exchange or Other Taxable Disposition of New Notes

Except as discussed above, a U.S. holder will generally recognize gain or loss on the sale, redemption, exchange, or other taxable disposition of a note, in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such note (less an amount attributable to any accrued but unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and (ii) the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note (excluding the amount paid for pre-issuance accrued interest that is not taxable when received), decreased by any amortized bond premium. Such gain or loss recognized by a U.S. holder on a disposition of a note generally will be capital gain or loss and generally will be long-term capital gain or loss if the holder held the note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Medicare Tax

For taxable years beginning after December 31, 2012, a new 3.8% Medicare tax will be payable on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the new notes.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the new notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, interest paid on a new note by us or our agent to a non-U.S. holder will qualify for the

“portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (or, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States); and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the new note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) provides an appropriate Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-United States status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% United States federal tax withholding unless such holder provides us with a properly executed IRS Form W-8 claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a note is effectively connected with a United States trade or business by a non-U.S. holder and, if a tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to United States federal income tax on a net-income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition of New Notes

Subject to the discussions below on back up withholding and the Foreign Account Tax Compliance Act, generally, any gain recognized by a non-U.S. holder on the disposition of a note (other than amounts attributable to accrued and unpaid interest, which are described under “Non-U.S. Holders—Payments of Interest” above) will not be subject to United States federal income tax and withholding, unless:

•

the gain is effectively connected with the conduct of a United States trade or business by the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained in the United States by the non-U.S. holder); or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met or the non-U.S. holder is subject to Code provisions applicable to certain United States expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the purchase, ownership and disposition of the new notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act.

Under legislation enacted in 2010 and administrative guidance, a 30% withholding tax may apply on interest income paid on a debt obligation after December 31, 2013 and on the gross proceeds from the sale or other disposition of a debt obligation occurring after December 31, 2016 paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless: (x) such foreign financial institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners); or (y) such foreign financial institution is in a country that has entered into an intergovernmental agreement concerning the Foreign Account Tax Compliance Act with the United States and such foreign financial institution reports the required information to its respective foreign government; or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Under proposed regulations, this legislation generally will not apply to a debt obligation, that has an issue date prior to January 1, 2013 and is not thereafter “significantly modified.” These proposed regulations are not effective until finalized however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the new notes offered hereby.

The United States federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the exchange of the new notes, and the ownership and disposition of the new notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of the new notes set forth opposite its name in the table below.

Underwriters	Principal Amount
Barclays Capital Inc.	$56,875,000
Wells Fargo Securities, LLC	56,875,000
Allen & Company LLC.	17,500,000
SunTrust Robinson Humphrey, Inc.	17,500,000
U.S. Bancorp Investments, Inc.	17,500,000
Fifth Third Securities, Inc.	8,750,000

Total	$175,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase new notes from us, are several and not joint. The underwriting agreement provides that the underwriters’ obligation to purchase the new notes depends on the satisfaction of the conditions contained in the underwriting agreement, and that the underwriters will purchase all the new notes if any of them are purchased.

The underwriters initially propose to offer and sell the new notes at the price set forth on the cover page of this prospectus supplement. The underwriters may change such offering price and any other selling terms at any time without notice. The underwriters may offer and sell the new notes through certain of their affiliates.

Indemnification

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for those liabilities.

Expenses

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.7 million.

Market for the Notes

We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for the new notes to be quoted on any quotation system. The new notes will be fungible with the existing notes, for which a trading market currently exists. However, the underwriters are not obligated to maintain such trading market and the market may cease to exist at any time. Accordingly, we cannot give any assurance as to the existence of any market or the liquidity of any market for the notes.

Over-Allotment, Stabilizing and Related Transactions

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve bids to purchase the new notes in the open market for the purpose of pegging, fixing or maintaining the price of the new notes.

•	Syndicate covering transactions involve purchases of the new notes in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the new notes originally sold by such broker/dealer are purchased in a stabilizing or syndicate covering transaction to cover short positions.

Any of these activities may prevent a decline in the market price of the new notes, and may also cause the price of the new notes to be higher than it would otherwise be in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the new notes. In addition, neither we nor any of the underwriters make any representation that we will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

Clear Market

We have agreed that, for a period of 90 days from the date hereof, we will not, without the prior written consent of the several representatives to the underwriters, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities similar to the new notes, or any securities convertible into or exchangeable for the new notes or any such similar securities, except for the new notes sold to the underwriters pursuant to the underwriting agreement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for us, our subsidiaries and certain of our affiliates, for which they receive customary fees and expense reimbursement. In addition, Barclays Capital Inc., Wells Fargo Securities, LLC, Allen & Company LLC., and SunTrust Robinson Humphrey, Inc., each an underwriter of this offering, acted as underwriters for our May 2011 debt offering. Also, affiliates of Barclays Capital Inc., Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC each an underwriter of this offering, are lenders under our Revolving Credit Facility and will receive a portion of any fees paid to the lenders in connection with the amendment to our Revolving Credit Facility. Pamela Joseph, a member of our Board of Directors, is the Vice Chairman of an affiliate of U.S. Bancorp Investments, Inc.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the new notes offered hereby. Any such short positions could adversely affect future trading prices of the new notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any new notes which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any new notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•

by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative[s] of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of new notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any new notes under, the offers contemplated here in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•

in the case of any new notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the new notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representative[s] of the underwriters has been given to the offer or resale or (ii) where new notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such new notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of new notes to the public” in relation to any new notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any new notes to be offered so as to enable an investor to decide to purchase or subscribe for the new notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the N in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the new notes in, from or otherwise involving the United Kingdom.

Hong Kong

The new notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the new notes may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the new notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the new notes. The new notes are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the new notes in this offer may not transfer or resell those shares except to other QIIs.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the new notes may not be circulated or distributed, nor may the new notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the new notes are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)  a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the new notes under Section 275 of the SFA except:

(i)  to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)  (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)  where no consideration is or will be given for the transfer; or

(iv)  where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

LEGAL MATTERS

Certain legal matters with respect to the new notes will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of Centene Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Centene Corporation

Debt Securities

We may offer and sell from time to time debt securities in amounts, at prices and on terms that we will determine at the times of the offerings. We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer debt securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNC.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2011

You should rely only on information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of our debt securities. Each time we offer debt securities, we will provide you with a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation By Reference.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. Unless the context otherwise requires, in this prospectus “Centene,” “we,” “us,” “our” and “ours” refer to Centene Corporation and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on April 26, 2011, and under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation By Reference.”

CENTENE CORPORATION

We are a diversified, multi-line healthcare enterprise operating in two segments: Medicaid Managed Care and Specialty Services. Our Medicaid Managed Care segment provides Medicaid and Medicaid-related health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children’s Health Insurance Program, or CHIP, Foster Care, Medicare Special Needs Plans and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD.

Our health plans in Florida, Georgia, Indiana, Mississippi, Ohio, South Carolina, Texas and Wisconsin are included in the Medicaid Managed Care segment. As of March 31, 2011, Medicaid accounted for 76% of our at-risk membership, while CHIP (also including Foster Care) and ABD (also including Medicare) accounted for 14% and 8%, respectively. Hybrid programs represent the remaining 2% at-risk membership. Our Specialty Services segment offers products for behavioral health, health insurance exchanges, individual health insurance, life and health management, long-term care programs, managed vision, telehealth services, and pharmacy benefits management to state programs, healthcare organizations, employer groups and other commercial organizations, as well as to our own subsidiaries. Our health plans in Arizona, operated by our long-term care company, and Massachusetts, operated by our individual health insurance provider, are included in the Specialty Services segment.

Our at-risk managed care membership totaled approximately 1.5 million as of March 31, 2011. For the year ended December 31, 2010, our revenues and net earnings from continuing operations were $4.4 billion and $90.9 million, respectively, and our total cash flow from operations was $168.9 million. For the three months ended March 31, 2011 our revenues, net earnings from continuing operations and cash flow from operations were $1.2 billion, $23.7 million and $94.0 million, respectively.

We provide member focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions. We also provide education and outreach, programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach to managing our health plans, including provider and member services, enables us to provide accessible, quality, culturally sensitive healthcare coverage to our communities. Our health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our corporate office is located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed under the symbol “CNC” and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.centene.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-31826):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on April 26, 2011;

•	our Current Reports on Form 8-K filed with the SEC on April 26, 2011 and April 28, 2011 (except with respect to Item 2.02); and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2011.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request by contacting us at Centene Corporation, Attn: Corporate Secretary, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, telephone (314) 725-4477.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this filing are forward-looking statements. We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “should,” “can,” “continue” and other similar words or expressions in connection with, among other things, any discussion of future operating or financial performance. In particular, these statements include statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions, investments and the adequacy of our available cash resources. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date of this prospectus. Actual results may differ from projections or estimates due to a variety of important factors, including:

•	our ability to accurately predict and effectively manage health benefits and other operating expenses;

•	competition;

•	changes in healthcare practices;

•	changes in federal or state laws or regulations;

•	inflation;

•	provider contract changes;

•	new technologies;

•	reduction in provider payments by governmental payors;

•	major epidemics;

•	disasters and numerous other factors affecting the delivery and cost of healthcare;

•	the expiration, cancellation or suspension of our Medicaid managed care contracts by state governments;

•	availability of debt and equity financing, on terms that are favorable to us; and

•	general economic and market conditions.

The risk factors set forth or incorporated by reference above in the section entitled “Risk Factors” contain a further discussion of these and other important factors that could cause actual results to differ from expectations. We disclaim any current intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Due to these important factors and risks, we cannot give assurances with respect to our future premium levels or our ability to control our future medical costs.

DE SCRIPTION OF DEBT SECURITIES

The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours,” and “us” refer only to Centene Corporation and not to any of its subsidiaries.

The Indenture

The debt securities will be issued in one or more series under an indenture (the “Indenture” or an “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

The debt securities will be our general obligations. Subject to certain limitations contained therein, the indenture does not limit the aggregate amount of debt securities which we may issue. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The debt securities may be issued in one or more series.

The senior debt securities will rank equally with all our other unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the indenture. We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would effectively rank senior to our senior unsecured indebtedness to the extent of the value of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.

As of March 31, 2011, we had $305.0 million of outstanding indebtedness. We will disclose material changes to these amounts in any prospectus supplement relating to an offering of our debt securities.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, some or all of the following where applicable:

•

the title and any limit on the aggregate principal amount of the debt securities, the ability to issue additional debt securities of the same series and whether the debt securities will be senior or subordinated;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•	whether the debt securities will be secured or unsecured;

•

the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•

any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•

if the rights evidenced by the debt securities to be issued may be materially limited or qualified by the rights of any other class of securities, material information about the rights of holders of such other securities;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;

•	the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities and the amount of discount;

•	the provisions for payment of additional amounts or tax redemptions, if any;

•	any events of default, covenants or restrictions on us or our subsidiaries specified in the indenture with respect to such debt securities;

•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;

•	any terms upon which the holders may convert or exchange debt securities into or for our debt securities or other securities or property of us or another issuer;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•

if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	provisions related to limits or restrictions on consolidation, merger, conveyance, sale of assets and other transfers by us and our subsidiaries, to the extent applicable;

•

provisions relating to discharge and covenant defeasance and legal defeasance and any additional means of defeasance of the debt securities, any conditions or limitations to defeasance of the debt securities;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to form, registration, exchange and transfer;

•	the designation of agents with respect to the debt securities;

•	modification, waiver and amendment provisions, including consent of holders requirements associated with these, if any;

•	material federal income tax considerations, if applicable; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.

Governing Law

The laws of the State of New York will govern each indenture and will govern the debt securities without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. will act as trustee under the indenture. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

Global Debt Securities

We may specify in a prospectus supplement for a particular series of debt securities that each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. We may issue global debt securities in either temporary or permanent form. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering in a prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Centene Corporation as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$175,000,000

Centene Corporation

5.75% Senior Notes due 2017

Prospectus Supplement

November 2, 2012

Joint Book-Running Managers

Barclays

Wells Fargo Securities

Co-Managers

Allen & Company LLC

Fifth Third Securities, Inc.

SunTrust Robinson Humphrey

US Bancorp